EXHIBIT 21.1



                                  EXHIBIT 21.1


                                 MATHSOFT, INC.
               PRESENTLY DOING BUSINESS AS INSIGHTFUL CORPORATION
                                AND SUBSIDIARIES

                                  SUBSIDIARIES



STATISTICAL SCIENCES, INC.
(A MASSACHUSETTS CORPORATION)


TRIMETRIX, INC.
(A WASHINGTON CORPORATION)


DISTANCE TRAINING.COM
(A DELAWARE CORPORATION)


FREESCHOLARSHIPS.COM, INC.
(A DELAWARE CORPORATION)


ACROSCIENCE CORPORATION
(A WASHINGTON CORPORATION)


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